                             HealthAxis.com to Merge with Insurdata Incorporated
                                                                December 7, 1999
                                                                     Page 1 of 1

[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE
---------------------

Contact:
Investor Contact:                             Media Contact:
Deidre Holt                                   Doug Russell/Michele Meagher
HealthAxis.com                                Schwartz Communications, Inc.
610-275-3800                                  781-684-0770
dholt@healthaxis.com                          dougr@schwartz-pr.com
                                              mmeagher@schwartz-pr.com

              HealthAxis.com to Merge with Insurdata Incorporated,
            Creating Internet's First e-Commerce Platform Integrating
                 Insurance Sales, Marketing, and Administration

         Merger Will Provide Health Insurance Payors and Consumers with
                   Complete Portfolio of Web-Enabled Services


EAST NORRITON, PA and DALLAS, TX, December 7, 1999 - HealthAxis.com, a subsidiary of Provident American Corporation (NASDAQ: PAMC) and the leading online insurance marketer, and Insurdata Incorporated, a subsidiary of UICI (NYSE: UCI) and one of the largest providers of healthcare administration software solutions, today announced the signing of a definitive agreement to merge the two companies.

The combined entity, which will retain the HealthAxis.com name, will be one of the largest players in the Web-enabled health insurance space, with proforma 1999 estimated revenues of $42 million. The transaction is scheduled to close in January of 2000, subject to satisfaction of various closing conditions, including regulatory and shareholder approval. Under the terms of the transaction, each company's shareholders will end up owning approximately 50 percent of the newly combined company, on a pre-funding basis.

Michael Ashker, chief executive officer of HealthAxis.com will remain CEO of the combined entity. Dennis Maloney, chief executive officer of Insurdata, will become chief operating officer of the new HealthAxis.com. The Board of Directors will consist of seven members, three from UICI and four from Provident American.

                                     -more-

                             HealthAxis.com to Merge with Insurdata Incorporated
                                                                December 7, 1999
                                                                     Page 2 of 1


The company's headquarters will remain in the Philadelphia area with significant operations in Dallas as well as eight other locations throughout the United States and abroad. The combined company will employ over 350 IT professionals with substantial health plan sales and administration experience.

Although the consumer and business-to-business services will be marketed separately, all other corporate functions will be consolidated, including technology, finance/accounting, human resources, legal, and sales.

HealthAxis.com will continue to market its online insurance retail marketplace to individuals and small businesses through www.healthaxis.com--a fully-licensed digital insurance agency representing leading carriers like Aetna/US Healthcare, WellPoint Networks, Fortis Health and Aegon. The Web site offers product information, plan quotes, online insurance purchases, and customer service. The company's retail platform combines an efficient, low-cost distribution channel with a superior insurance shopping experience. HealthAxis.com has exclusive marketing agreements for the sale of health insurance with America Online, Lycos, Snap.com, and CNet.

Insurdata's proprietary solutions group, to be renamed HealthAxis.com Application Solutions Group, provides proprietary Web-enabled enrollment, administration and claims processing applications to healthcare payors, including insurance companies, third-party administrators and large self-funded groups. These solutions enable clients to both reduce plan administration costs and improve service to plan members. All of Insurdata's workflow and business software applications are built around an Application Service Provider (ASP) model.

The combined company will serve both consumers and payors with an integrated Web-based platform. HealthAxis.com will now offer carriers a comprehensive suite of Web-enabled software solutions for marketing, sales, and plan administration. For consumers and small businesses, the company will offer an enhanced set of products and services based on its ability to seamlessly connect carriers and purchasers through its proprietary Web platform.

Michael Ashker, chief executive officer of HealthAxis.com said, "The Insurdata merger is a milestone for HealthAxis.com and for the entire e-health industry. With Insurdata's back-end software strength, HealthAxis.com advances to a leadership position in the effort to establish the best-of-class online insurance commerce platform. Our carrier partners will benefit from a powerful suite of e-services that includes everything from Internet distribution to electronic claims processing. Our strength across both

                                     -more-

                             HealthAxis.com to Merge with Insurdata Incorporated
                                                                December 7, 1999
                                                                     Page 3 of 1

the front and back-end of the value chain positions HealthAxis.com to both capitalize on, and catalyze, the healthcare industry's transformation into a Web-enabled industry. The transaction will allow HealthAxis.com to target not just the $100 billion health insurance segment, but the entire $1.2 trillion dollar healthcare economy."

Dennis Maloney, chief executive officer of Insurdata said, "This business combination creates extraordinary synergies between our business-to-business software solutions and HealthAxis.com's consumer services. HealthAxis.com's access to capital and Internet marketing expertise will enable us to accelerate our investment in sophisticated administration and distribution software solutions. The merger positions the new company as a one-stop-shop featuring a complete, end-to-end product portfolio of Web-enabled solutions for marketing, distribution, customer service, claims processing and plan administration for all customer types - individuals, small businesses and large groups. I can't think of another company with a comparable package of solutions."

In a separate release issued today, HealthAxis.com announced a $57 million equity investment from a group led by Brown Simpson Asset Management, LLC. This investment will fund the growth of the combined HealthAxis.com/Insurdata entity. In another release issued today, Provident American Corporation announced that it will renew its merger plans with its HealthAxis.com subsidiary.

The company is scheduled to hold an online conference call this afternoon at 4:30 PM Eastern Time via Vcall.com, at which time senior management from the combined entity will discuss the transaction. Investors should e-mail the company to request a password at vcall@healthaxis.com.

About HealthAxis.com
HealthAxis.com, Inc. is the leading provider of Internet solutions for healthcare insurance marketing, sales, and plan administration. HealthAxis.com is the only e-healthcare company servicing both the consumer and business-to-business marketplaces with health plan solutions. The Company's consumer Web site, www.healthaxis.com, is a fully transactional, online health insurance agency targeting the individual and small group markets. The Company's proprietary workflow and business application software, built around an application service provider model, enables healthcare payors -- carriers, third party administrators, and large, self-funded groups -- to more efficiently capture, process, and share health plan data over the Internet. HealthAxis.com is headquartered in suburban Philadelphia, with significant operations in Dallas, as well as offices in eight other locations both domestic and abroad. The company employs over 350 IT professionals.

                                     -more-

                             HealthAxis.com to Merge with Insurdata Incorporated
                                                                December 7, 1999
                                                                     Page 4 of 1

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements made which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors which may cause actual results to differ materially from those in the forward-looking statements. For further information which could cause actual results to differ from the Company 's expectations, as well as other factors which could affect the Company 's and Provident American's financial statements, please refer to Provident American's reports filed with the Securities and Exchange Commission.